July 20, 2021 ManpowerGroup Second Quarter Results Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including statements regarding economic uncertainty, the global recovery, financial outlook, the Company’s strategic initiatives and technology investments and its positioning for future growth, as well the potential impacts of the COVID-19 pandemic and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which information is incorporated herein by reference. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

As Reported As Adjusted(1) Q2 Financial Highlights 41% 41% Revenue $5.3B 31% CC 31% CC 90 bps 90 bps Gross Margin 16.3% 440% 645% Operating Profit $170M 416% CC 593% CC 450 bps 260 bps OP Margin 3.2% NM(2) NM(2) EPS $2.02 Consolidated Financial Highlights Excludes the impact of prior year items of $72.8M ($75M net of tax) consisting of goodwill impairment, software impairment and discrete taxes. Variances are not meaningful.

EPS Bridge – Q2 vs. Guidance Midpoint

Consolidated Gross Margin Change

Trend Business Line Gross Profit – Q2 2021(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. █ Manpower █ Experis █ Talent Solutions █ ManpowerGroup – Total

SG&A Expense Bridge – Q2 YoY (in millions of USD) This was favorably impacted 10 bps due to the effect of currency exchange rates on our business mix. In constant currency, SG&A was 13.2% of Revenue.

Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (20% of Revenue) As Reported As Adjusted(1) Q2 Financial Highlights 25% 25% Revenue $1.0B 23% CC 23% CC 184% 117% OUP $56M 182% CC 116% CC 300 bps 230 bps OUP Margin 5.4% Excludes the prior year impact of software impairment of $6.0M ($4.5M net of tax) in Q2 2020

Revenue Trend - CC Revenue Trend % of Segment Revenue Americas – Q2 Revenue Trend YoY Average Daily Revenue Trend - CC On an organic basis, revenue for the US increased 21% and ADR increased 21%. (1)

Southern Europe Segment (46% of Revenue) Variances are not meaningful. As Reported Q2 Financial Highlights 65% Revenue $2.4B 51% CC NM(1) OUP $115M 400 bps OUP Margin 4.8%

Southern Europe – Q2 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC On an organic basis revenue for Southern Europe Other increased 37% or 26% in constant currency. (1)

Northern Europe Segment (22% of Revenue) Variances are not meaningful. As Reported Q2 Financial Highlights 38% Revenue $1.2B 23% CC NM(1) OUP $18M 150 bps OUP Margin 1.5%

Northern Europe – Q2 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC

APME Segment (12% of Revenue) As Reported Q2 Financial Highlights 9% Revenue $620M 6% CC 25% OUP $22M 23% CC 50 bps OUP Margin 3.6%

APME – Q2 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC (1)

Cash Flow Summary – 6 Months YTD

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization Total Debt Net Debt Net (Cash)

Debt and Credit Facilities – June 30, 2021 (in millions of USD) (3) (1)(2) The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of 0.06 to 1 and a fixed charge coverage ratio of 4.19 to 1 as of June 30, 2021. (In the agreement, net debt is defined as total debt less cash in excess of $400M.) As of June 30, 2021, there were $0.5M of standby letters of credit issued under the agreement. Under the $600M agreement, we have an option to increase the total availability under the facility by an additional $200M. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $350.8M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 589 - Euro Notes - €400M 1.913% Sep 2022 474 - Revolving Credit Agreement 1.100% Jun 2023 - 599 Uncommitted lines and Other Various Various 30 320 Total Debt 1,093 919

Third Quarter 2021 Outlook Revenue Total Up 14-18% (12-16% CC) Americas Up 9-13% (8-12% CC) Southern Europe Up 14-18% (12-16% CC) Northern Europe Up 28-32% (23-27% CC) APME Up 2-6% (1-5% CC) Gross Profit Margin 15.9 – 16.1% Operating Profit Margin 3.0 – 3.2% Tax Rate 33.0% EPS $1.86 – $1.94 (favorable $0.04 currency)

Our second quarter results reflect an improving global economic environment with revenue growth of 31% in constant currency Our Talent Solutions RPO and MSP businesses have again been recognized as global leaders in the Everest Group PEAK Matrix Assessment Our PowerSuite technology is advancing at speed and helping us grow our competitive advantage as we shift to cloud platforms to streamline candidate management and improve customer experience As recently displayed at VivaTech, we are using artificial intelligence and data-driven predictive performance tools together with our human expertise to upskill people at speed and match people to jobs with improved accuracy Key Take Aways

Appendix

Industry Vertical Composition – Q2 2021 Manufacturing, 43.0%